As filed with the Securities and Exchange Commission on February 20, 1998
                                               Registration No. 33-

                     SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                FORM S-8
                         REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933

                      BUTLER NATIONAL CORPORATION
     (Exact name of registrant as specified in its charter)
             Delaware                                   41-0834293
(State or other jurisdiction of                    (I.R.S. Employer
Incorporation or Organization)                     Identification No.)

                          1546 E. Spruce Rd.
                          Olathe, KS  66061
     (Address of Principal Executive Offices and zip code)

                     BUTLER NATIONAL CORPORATION
                 1993 NONQUALIFIED STOCK OPTION PLAN
                       (Full Title of the Plan)

                          Clark D. Stewart
                    Butler National Corporation
                         1546 E. Spruce Rd.
                         Olathe, KS  66061
                           (913) 780-9595
(Name, address, including zip code and telephone number of agent for service)

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act of 1933, check the following box.   [X]

                    CALCULATION OF REGISTRATION FEE

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

                                   Proposed         Proposed
Title of                           Maximum          Maximum
Securities       Amount            Offering         Aggregate    Amount of
to be            to be             Price per        Offering     Registration
Registered       Registered        Share(1)         Price(1)     Fee


Common Stock,    4,500,000         $.84375          $3,796,875    $1,120.08
$.01 par value


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a).

                               INTRODUCTION


     This Registration Statement on Form S-8 is filed by Butler National Corporation (the "Corporation") relating to 4,500,000 shares of its Common Stock, par value $.01 per share ("Common Stock") issuable pursuant to the Butler National Corporation 1993 Non-Qualified Stock Option Plan. The Plan has been amended to authorize the issuance of the Common Stock pursuant to the Plan. Except as modified hereby, the contents of the Corporation's Registration Statement of Form S-8 (File No. 33-65254) as filed with the Securities and Exchange Commission (the "Commission") on June 30, 1993, is incorporated herein by reference.

                                 PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits

          Exhibit No.         Description

          4 (a)               Amendment No. 1 to the Plan

          5 (a)               Opinion of Bryan Cave, LLP

          23(a)               Consent of Bryan Cave, LLP (included in Exh. 5(a))

          23(b)               Consent of Arthur Andersen, LLP


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Olathe, State of Kansas, on this 16th day of February, 1998.

                                   BUTLER NATIONAL CORPORATION

                                   By: /S/Clark D. Stewart
                                   Clark D. Stewart
                                   President and Chief Executive Officer

                           POWER OF ATTORNEY

     The undersigned officers and directors of Butler National Corporation hereby constitute and appoint Clark D. Stewart and Edward J. Matukewicz or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Title                              Date

/S/Clark D. Stewart      President and Chief Executive      February 16, 1998
Clark D. Stewart         Officer and Director(Principal
                         Executive Officer)


/S/Edward J. Matukewicz  Treasurer and Chief Financial      February 16, 1998
Edward J. Matukewicz     Officer (Principal Financial and
                         Accounting Officer)


/S/R. Warren Wagoner     Director                           February 16, 1998
R. Warren Wagoner


/S/William A. Griffith   Director                           February 16, 1998
William A. Griffith


/S/William E. Logan      Director                           February 16, 1998
William E. Logan


/S/David B. Hayden       Director                           February 16, 1998
David B. Hayden

EXHIBIT INDEX


Exhibit
Number

 4(a)     Amendment No. 1 to the Plan

 5(a)     Opinion of Bryan Cave LLP.

23(a)     Consent of Bryan Cave LLP (included in Exhibit 5(a))

23(b)     Consent of Arthur Andersen LLP.




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